Exhibit 99.2

Innovation • Industry • Growth Fourth Quarter 2006 Earnings Call March 22, 2007

This document contains “forward-looking” statements, as that term is defined by the federal securities laws, about our financial condition, results of operations and business. Forward-looking statements include certain anticipated, believed, planned, forecasted, expected, targeted and estimated results along with TriMas’ outlook concerning future results. The words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved. These forward-looking statements are subject to numerous assumptions, risks and uncertainties and accordingly, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date of this document. The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events. Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this document include general economic conditions in the markets in which we operate and industry-based factors such as: technological developments that could competitively disadvantage us, increases in our raw material, energy, and healthcare costs, our dependence on key individuals and relationships, exposure to product liability, recall and warranty claims, work stoppages at our facilities, or our customers or suppliers, risks associated with international markets, protection of or liability associated with our intellectual property, lower cost foreign manufacturers, compliance with environmental and other regulations, and competition within our industries. In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this document such as our substantial leverage, limitations imposed by our debt instruments, our ability to successfully pursue our stated growth strategies and opportunities, including our ability to identify attractive and other strategic acquisition opportunities and to successfully integrate acquired businesses and complete actions we have identified as providing cost-saving opportunities. Safe Harbor Statement

Agenda 2006 Fourth Quarter Highlights 2006 Fourth Quarter Operating Highlights 2006 Fourth Quarter Financial Performance TriMas Capitalization Summary Q&A Appendix

2006 Fourth Quarter Highlights TriMas is a manufacturer of highly engineered products. Our defining attributes include leading market shares, strong brand names, and diversity of end markets, customers and products. TriMas had sales of $223.3 million in fourth quarter 2006, essentially flat when compared to fourth quarter 2005. TriMas had an operating loss of $99.0 million in Q4 2006, which included a $116.5 million non-cash goodwill impairment charge, as compared to an operating profit of $9.0 million in Q4 2005. Before consideration of the goodwill impairment charge, TriMas had an operating profit of $17.5 million in Q4 2006, an increase of $8.5 million compared to operating profit of $9.0 million reported in Q4 2005. In conjunction with our annual impairment test of goodwill, we recorded a $116.5 million goodwill impairment charge related to our RV & Trailer Products and Recreational Accessories business segments. This impairment charge resulted from a decrease in the implied fair value of goodwill previously allocated to these businesses due to reduced sales and profitability in 2006 compared to prior years and an overall decline in their market values. Adjusted EBITDA during the quarter was $25.7 million, representing an increase of $6.0 million, or 30.2%, as compared to Q4 2005.

2006 Fourth Quarter Highlights The improvement in Adjusted EBITDA and operating profit (before consideration of the goodwill impairment charge) between years is attributed to: Continued earnings expansion within Packaging Systems, Energy Products and Industrial Specialties. Better conversion within Recreational Accessories driven by improved material margins due to sourcing initiatives and lower variable and fixed overhead spending as a result of cost initiatives previously implemented. The fourth quarter 2006 loss from continuing operations was $117.4 million, or $(5.65) per share on a fully-diluted basis, versus a loss from continuing operations of $9.6 million, or $(0.48) per share on a fully-diluted basis, in the year ago period. The loss in the fourth quarter of 2006 included the after-tax impact of the goodwill impairment charge of $115.3 million, or $(5.55) per share on a fully-diluted basis. TriMas finished the quarter with $168.1 million of net operating working capital, or 21.1% of sales compared to $140.7 million or 18.1% of sales for the same period a year ago. Total debt and funding under our AR Securitization facility at December 31, 2006 was $754.1 million, a decrease of approximately $10.9 million from December 31, 2005.

2006 Fourth Quarter Highlights Under the Amended and Restated Credit Agreement, the Company’s Bank LTM EBITDA at December 31, 2006 was $147.8 million, which supported our lending ratios: Leverage ratio was 5.10x vs. a leverage covenant of 5.75x. Interest coverage ratio was 1.87x vs. our covenant of 1.70x. TriMas had $3.6 million in cash at quarter end and approximately $96 million in available liquidity. Sales from discontinued operations declined $5.1 million, from $25.4 million in fourth quarter 2005 to $20.3 million in fourth quarter 2006. The loss from discontinued operations, net of tax benefits recorded, was $4.5 million and $42.6 million in the fourth quarter of 2006 and 2005, respectively. Included in the 2005 amount is a net of tax impairment charge of $41.6 million, which reduced the carrying value of net assets used in discontinued operations to their estimated fair value. In December 2006, we completed the sale of our Wood Dale, Illinois and Lakewood, Ohio facilities, which were part of our industrial fastening business. In February 2007, we sold the remaining assets and liabilities of our discontinued industrial fastening business located in Frankfort, Indiana.

Innovation • Industry • Growth 2006 Fourth Quarter Operating Highlights

Packaging Systems Financial Highlights Packaging Systems revenue grew 3.4% in Q4 2006 compared to Q4 2005 and 7.5% for the entire year. Growth was primarily driven by new product introductions across the year. Within Q4 2006, Packaging Systems launched new products with the following companies: McDonald’s Nestle Johns Manville Net Sales Adjusted EBITDA Q4-06 2005 2006 $189.9 $204.2 Quarter 4 Year Q4-05 Q4-06 2005 2006 $40.4 $46.7 Quarter 4 Year Q4-05 21.2% 22.9% Operating Profit Q4-06 2005 2006 $30.6 $33.8 Quarter 4 Year Q4-05 16.1% 16.5% $44.3 $45.8 $8.9 $8.3 20.1% 18.1% $6.0 $5.8 13.5% 12.7% ($ in millions)

Energy Products Financial Highlights Q4 2006 versus Q4 2005 revenue growth of 11.3% was driven by market share gains due to expanded parts offerings and superior delivery performance. These actions support total year growth of 19.8%. Established Lamons China as a lower cost source of standard gaskets and to sell into South East Asia. Launched Arrow Engine’s new line of compressors and related products. Net Sales Q4-06 2005 2006 $131.0 $157.0 Quarter 4 Year Q4-05 Adjusted EBITDA Q4-06 2005 2006 $17.6 $25.1 Quarter 4 Year Q4-05 13.4% 16.0% Operating Profit Q4-06 2005 2006 $15.2 $22.8 Quarter 4 Year Q4-05 11.6% 14.5% $35.8 $39.8 $4.4 $6.0 12.2% 15.2% $3.9 $5.5 10.9% 13.8% ($ in millions)

Industrial Specialties Financial Highlights Q4 2006 versus Q4 2005 revenue growth of 15.7% was driven by strong demand for new products and market share gains. Total year revenues grew by 10.5%. Within Q4 2006, the Industrial Specialties Group secured the following new business awards: Norris Cylinder awarded a three year supply agreement with Air Products in France. NI Industries awarded Australian and Canadian LAW rocket launcher business to be supplied in 2007. Monogram awarded vertical tail fastener business on the Airbus A380. Net Sales Q4-06 2005 2006 $164.7 $182.0 Quarter 4 Year Q4-05 Adjusted EBITDA Q4-06 2005 2006 $36.7 $43.5 Quarter 4 Year Q4-05 22.3% 23.9% Operating Profit Q4-06 2005 2006 $31.7 $38.8 Quarter 4 Year Q4-05 19.2% 21.3% $39.7 $45.9 $8.3 $11.5 20.8% 24.9% $7.2 $10.7 18.1% 23.2% ($ in millions)

RV & Trailer Products Financial Highlights Q4 2006 revenue declined 16.3% compared to 2005 as a result of lower sales across all market channels due to soft end market demand. Total year revenue was down 8.8%. Awarded $3.0 million of new business within Q4 2006. Launched a new lower cost manufacturing facility in Thailand and secured $2.0 million of “local” business. Planned shutdown of our Schofield, Wisconsin plating facility completed in January 2007 and continued sourcing initiatives of lower value-added products expected to improve material margins. Net Sales Adjusted EBITDA Operating Profit Q4-06 2005 2006 $47.9 $40.0 Quarter 4 Year Q4-05 Q4-06 2005 2006 $34.3 $26.1 Quarter 4 Year Q4-05 16.4% 13.7% Q4-06 2005 2006 $26.8 $(79.7) Quarter 4 Year 12.8% (41.8)% Q4-05 $209.0 $190.7 $6.9 $3.2 14.5% 7.9% $4.9 $(97.2) 10.2% (242.8)% ($ in millions)

Recreational Accessories Financial Highlights Q4 2006 revenue declined 10.4% compared to Q4 2005 due to end market demand, primarily in the installer channel. Total year revenue declined 6.4%. Continued improvement in operating profitability led by sourcing initiatives and operating efficiencies. Continuing to see growth in accessories sold into specialty and big box retail. Operating performance is providing foundation to improve market share. Awarded $12 million of new business within Q4 2006. Q4-05 Q4-06 $57.7 $51.7 Net Sales Adjusted EBITDA Operating Profit 2005 2006 $306.2 $286.6 $(1.6) $2.1 $14.9 $24.5 Q4-05 Q4-06 2005 2006 (2.8)% 4.0% Quarter 4 Year Quarter 4 Year $(19.2) $2.1 $(4.9) (11.6)% (37.1)% Quarter 4 Year Q4-05 Q4-06 2005 2006 $(6.7) 4.9% 8.6% 0.7% (1.7)% ($ in millions)

2006 Fourth Quarter Results

($ in thousands – continuing operations)

	Three Months Ended December 31,			Year Ended December 31,		
Net Sales	2006	2005	Variance	2006	2005	Variance
Packaging Systems	$ 45,780	$ 44,270	3.4%	$ 204,230	$ 189,910	7.5%
Energy Products	39,820	35,770	11.3%	156,990	131,020	19.8%
Industrial Specialties	45,920	39,680	15.7%	182,030	164,700	10.5%
RV & Trailer Products	40,040	47,850	(16.3%)	190,700	209,030	(8.8%)
Recreational Accessories	51,710	57,700	(10.4%)	286,580	306,200	(6.4%)
Total Net Sales	$ 223,270	$ 225,270	(0.9%)	$ 1,020,530	$ 1,000,860	2.0%
Operating Profit						
Packaging Systems	$ 5,800	$ 5,990	(3.2%)	$ 33,770	$ 30,590	10.4%
Energy Products	5,510	3,900	41.3%	22,790	15,210	49.8%
Industrial Specialties	10,660	7,180	48.5%	38,830	31,650	22.7%
RV & Trailer Products	(97,210)	4,870	(2096.1%)	(79,650)	26,790	(397.3%)
Recreational Accessories	(19,180)	(6,700)	186.3%	(4,910)	2,120	(331.6%)
Corporate	(4,560)	(6,260)	N/A	(24,450)	(22,040)	N/A
Total Operating Profit	$ (98,980)	$ 8,980	(1202.2%)	$ (13,620)	$ 84,320	(116.2%)
% Margin	*(44.3%)*	*4.0%*	*(48.3%)*	*(1.3%)*	*8.4%*	*(9.7%)*
Adjusted EBITDA						
Packaging Systems	$ 8,280	$ 8,920	(7.2%)	$ 46,680	$ 40,350	15.7%
Energy Products	6,040	4,380	37.9%	25,070	17,550	42.8%
Industrial Specialties	11,450	8,250	38.8%	43,510	36,660	18.7%
RV & Trailer Products	3,160	6,920	(54.3%)	26,050	34,280	(24.0%)
Recreational Accessories	2,080	(1,600)	(230.0%)	24,540	14,930	64.4%
Segment Adjusted EBITDA	$ 31,010	$ 26,870	15.4%	$ 165,850	$ 143,770	15.4%
% Margin	*13.9%*	*11.9%*	*2.0%*	*16.3%*	*14.4%*	*1.9%*
Corporate expenses, management fee and other	(5,310)	(7,030)	N/A	(28,110)	(25,490)	N/A
Adjusted EBITDA	**$ 25,700**	**$ 19,840**	**29.5%**	**$ 137,740**	**$ 118,280**	**16.5%**
% Margin	*11.5%*	*8.8%*	*2.7%*	*13.5%*	*11.8%*	*1.7%*
Memo Items:						
Restructuring, consolidation and integration costs [2]	$ 460	$ 600	$ (140)	$ 1,600	$ 2,620	$ (1,020)

[1] The Company has established Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")as an indicator of our operating performance and as a measure of our cash generating capabilities. The Company defines "Adjusted EBITDA" as net income (loss) before cumulative effect of accounting change, interest, taxes, depreciation, amortization, non-cash asset and goodwill impairment charges and write-offs, non-cash losses on sale-leaseback of property and equipment, and write-off of equity offering costs.

[2] Represents certain charges related to our consolidation, restructuring and integration activities intended to eliminate duplicative costs or achieve cost efficiencies related to integrating acquisitions or other restructurings related to expense reduction efforts. These costs and asbestos litigation defense costs are not eliminated in the determination of Company Adjusted EBITDA, however we would exclude these costs to better evaluate our underlying business performance.

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Goodwill Impairment We test our recorded balance of goodwill for impairment annually as of December 31st. We estimate the fair value of our reporting units using a third-party valuation specialist and based on the present value of expected future cash flows included in the Company’s long-range plan and other valuation measures. In completing the annual Step I impairment test, the recorded carrying values of our RV & Trailer Products and Recreational Accessories operating segments exceeded their estimated fair values, requiring us to perform additional valuation work. Based on the results of this additional valuation analysis, we recorded a goodwill impairment charge of $116.5 million related to our RV & Trailer Products ($97.5 million) and Recreational Accessories ($19.0 million) operating segments. This non-cash impairment charge resulted from a decrease in the implied fair value of recorded goodwill previously allocated to these businesses due to reduced sales and profitability in 2006 compared to prior years and/or our operating plan, and overall decline in the estimated market values of these business segments.

TriMas Capitalization ($ in thousands) December 31,  December 31, 2006  2005 Cash and Cash Equivalents 3,600 $ 3,730 $ Working Capital Revolver Term Loan B 14,710 $ 259,350  4,100 $ 256,250 Other Debt 23,890  30,960 Subtotal, Senior Secured Debt 297,950  291,310 9.875% Senior Sub Notes due 2012  436,540  436,370 Total Debt $ 734,490  727,680 $ Total Shareholders' Equity $ 232,780  349,300 $ Total Capitali zation $ 967,270  1,076,980 $ Memo: A/R Securitization $19,560  37,280 $ Total Debt + A/R Securitization $ 754,050  764,960 $ Key Ratios: Bank LTM EBITDA  $ 147,760  143,790.0 $ Coverage Ratio Leverage Ratio  1.87x 5.10x  1.94x 5.32x At December 31, 2006, TriMas had $3.6 million in cash and approximately $96 million of available liquidity under our Amended and Restated Credit Agreement.

Summary TriMas had a solid fourth quarter. TriMas improved operating earnings. The Company and our team are focused on expanding sales growth initiatives, continued earnings improvement and debt reduction. Strengthening our balance sheet remains a critical tactical objective. Free cash flow Selected asset dispositions TriMas continues to see outstanding growth opportunities across our portfolio. TriMas’ goals are very simple -- drive credibility via sales and earnings performance, lower our debt and continue to build our Company with discipline.

Innovation • Industry • Growth Q & A

Innovation • Industry • Growth Appendix

Condensed Balance Sheet 2006 2005 Current assets: Cash and cash equivalents  3,600 $ 3,730 $ Receivables, net  99,240 89,960 Inventories, net  165,360 148,450 Deferred income taxes  24,310 20,120 Prepaid expenses and other current assets 7,320 7,050 Assets of discontinued operations held for sale 11,770 46,730 Total current assets 311,600 316,040 Property and equipment, net 165,200 164,250 Goodwill 529,730 644,780 Other intangibles, net 240,120 255,220 Other assets  39,410 48,220 Total assets $ 1,286,060 1,428,510 $ Current liabilities: Current maturities, long-term debt 9,700 $ 15,920 $ Accounts payable  100,070 111,250 Accrued liabilities  71,350 62,800 Due to Metaldyne 620 4,850 Liabilities of discontinued operations  23,530 38,410 Total current liabilities  205,270 233,230 Long-term debt  724,790 711,760 Deferred income taxes 89,940 95,980 Other long-term liabilities 29,800 34,760 Due to Metaldyne  3,480 3,480 Total liabilities  1,053,280 1,079,210 Preferred stock $0.01 par: Authorized 100,000,000 shares; Issued and outstanding: None  -- Common stock, $0.01 par: Authorized 400,000,000 shares; Issued and outstanding: 20,759,500 and 20,010,000 shar at December 31, 2006 and 2005, respectively 210 200 Paid-in capital  399,070 396,980 Accumulated deficit  (215,220) (86,310) Accumulated other comprehensive income 48,720 38,430 Total shareholders' equity 232,780 349,300 Total liabilities and shareholders' equity $ 1,286,060 1,428,510 $ Assets Liabilities and Shareholders' Equity December 31, ($ in thousands) At December 31, 2006, TriMas had $3.6 million of cash and approximately $96 million of available liquidity under our Amended and Restated Credit Agreement. Receivables and debt reduced $19.6 million and $37.3 million at December 31, 2006 and 2005, respectively, as receivables securitization is “off-balance sheet.”

Statement of Operations For the Three Months Ended December 31, (unaudited - $ in thousands) 2006 2005 Net sales $ 223,270 $ 225,270 Cost of sales (165,050) (171,790) Gross profit 58,220 53,480 Selling, general and administrative expenses (39,820) (41,380) Gain (loss) on dispositions of property and equipment (370) (160) Impairment of assets and goodwill (117,010) (2,960) Operating profit Other expense, net: (98,980) 8,980 Interest expense (19,740) (19,420) Other, net (1,040) (640) Other expense, net Income (loss) from continuing operations before income (20,780) (20,060) tax benefit (119,760) (11,080) Income tax benefit 2,360 1,460 Income (loss) from continuing operations $ (117,400) $ (9,620)

Statement of Operations (cont’d) For the Three Months Ended December 31, (Unaudited - $ in thousands, except per share amounts) 2006 2005 Income (loss) from continuing operations (117,400) $ (9,620) $ Cumulative effect of change in accounting principle - (420) Loss from discontinued operations, net of income tax benefit (4,490) (42,630) Net income (loss) (121,890) $ (52,670) $ Earnings (loss) per share - basic: Continuing operations (5.65) $ (0.48) $ Discontinued operations, net of income tax benefit (0.22) (2.14) Cumulative effect of change in accounting principle - (0.02) Net income (loss) per share (5.87) $ (2.64) $ Weighted average common shares - basic 20,759,500 20,010,000 Earnings (loss) per share - diluted: Continuing operations (5.65) $ (0.48) $ Discontinued operations, net of income tax benefit (0.22) (2.14) Cumulative effect of change in accounting principle - (0.02) Net income (loss) per share (5.87) $ (2.64) $ Weighted average common shares - diluted 20,759,500 20,010,000

Cash Flow Highlights For the Twelve Months Ended December 31, ($ in thousands) 2006 2005 Cash provided by operating activities 15,880 $ 29,890 $ Capital expenditures (29,840) (21,670) Net proceeds from disposition of businesses and other assets 7,680 5,030 Cash used for investing activities (22,160) (16,640) Repayments of borrowings on credit facilities (257,410) (2,890) Proceeds from borrowings on term loan facilities 260,000 24,250 Proceeds from borrowings on revolving credit facilities 688,870 884,450 Repayments of borrowings on revolving credit facilities (683,150) (916,300) Debt issuance costs (2,160) (2,120) Cash provided by (used for) financing activities 6,150 (12,610) Net increase (decrease) in cash and cash equivalents (130) $ 640 $

For the Twelve Months Ended December 31, Reconciliation of Non-GAAP Measure Adjusted EBITDA 2006 2005 2006 2005 Net income (loss) before cumulative effect of accounting change (121,890) $ (52,250) $ (128,910) $ (45,460) $ Income tax benefit (810) (31,600) (6,520) (30,580) Interest expense 19,740 19,420 79,060 75,210 Debt extinguishment costs - - 8,610 - Change in asset retirement obligation of discontinued operations (550) (550) Impairment of assets (90) 73,220 15,760 73,220 Impairment of goodwill 116,500 - 116,500 - Depreciation and amortization 8,910 9,350 38,740 40,750 Adjusted EBITDA 21,810 $ 18,140 $ 122,690 $ 113,140$ Adjusted EBITDA, continuing operations 25,700 $ 19,840 $ 137,740 $ 118,280 $ Adjusted EBITDA, discontinued operations (3,890) (1,700) (15,050) (5,140) Adjusted EBITDA, total company 21,810 $ 18,140 $ 122,690 $ 113,140 $ (unaudited) For the Three Months Ended December 31, (1) The Company defines Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, non-cash asset and goodwill impairment write-offs, non-cash losses on sale-leaseback of property and equipment and legacy stock award expense. Lease expense and non-recurring charges are included in Adjusted EBITDA and include both cash and non-cash charges related to restructuring and integration expenses. In evaluating our business, management considers and uses Adjusted EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability. Management believes this measure is useful as an analytical indicator of leverage capacity and debt servicing ability, and uses it to measure financial performance as well as for planning purposes. However, Adjusted EBITDA should not be considered as an alternative to net income, cash flow from operating activities or any other measures calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definition of Adjusted EBITDA used here may differ from that used by other companies. (1) ($ in thousands) 15,760

Leverage Ratio Coverage Ratio Key Covenant Calculations ($ in thousands) Total Indebtedness at December 31, 2006 (1) $ 754,050 LTM EBITDA, as defined (2) $ 147,760 Leverage Ratio - Actual 5.10x Leverage Ratio - Covenant 5.75x LTM EBITDA, as defined (2) $ 147,760 Cash Interest Expense (2) $ 79,060 Coverage Ratio - Actual 1.87x Coverage Ratio - Covenant 1.70x Notes: (1) As defined in our Amended and Restated Credit Agreement. (2) LTM EBITDA and Cash Interest Expense, as defined.

LTM Bank EBITDA (1) (unaudited - $ in thousands) Reported net loss for the twelve months ended December 31, 2006 $ (128,910) Interest expense, net (as defined) Income tax expense (benefit) Depreciation and amortization Extraordinary non-cash charges - impairment of assets Extraordinary non-cash charges -impairment of goodwill Heartland monitoring fee Interest equivalent costs Non-recurring expenses in connection with acquisition integration Other non-cash expenses or losses Non-recurring expenses or costs for cost savings projects Debt extinguishment costs Non-cash expenses related to equity grants Discontinued operations 79,060 (6,520) 38,740 15,760 116,500 4,050 4,760 970 2,510 880 8,610 1,350 10,000 Bank EBITDA - LTM Ended December 31, 2006 (1) $ 147,760 (1) As defined in the Amended and Restated Credit Agreement dated August 2, 2006.